UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2013

OMEROS CORPORATION

(Exact name of registrant as specified in its charter)

Washington	001-34475	91-1663741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Elliott Avenue West

Seattle, Washington 98119

(Address of principal executive offices, including zip code)

(206) 676-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement.

Omeros Corporation (“Omeros”), Gregory A. Demopulos, M.D., Omeros’ chairman, chief executive officer and president, and Carolina Casualty Insurance Company (“CCIC”) entered into a settlement agreement and release (the “Agreement”), effective as of October 2, 2013, settling and releasing all of their respective claims in the lawsuit captioned Carolina Casualty Insurance Company vs. Omeros Corporation, et al., No. C12-287RAJ (the “Lawsuit”). The lawsuit is described in Part II, Item 1 of Omeros’ Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 9, 2013 (the “Second Quarter 10-Q”). Under a stipulation to be filed with the U.S. District Court for the Western District of Washington, all claims asserted by Omeros, Dr. Demopulos and CCIC in the Lawsuit are expected to be dismissed with prejudice. Under the terms of the Agreement, CCIC shall make a one-time payment of $12.5 million to Omeros by October 25, 2013. While Dr. Demopulos released all of his claims in exchange for this settlement, he elected to receive no portion of the settlement funds and to have all proceeds be paid to Omeros.

On October 3, 2013, Omeros issued a press release announcing the settlement of the Lawsuit. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events.

In the first quarter of 2013, Omeros recognized an expense and accrued a liability of $0.9 million in connection with an administrative review by the National Institutes of Health, or NIH, of two grants as described in Part II, Item 1 of the Second Quarter 10-Q. Omeros has agreed to return to the NIH, in addition to the amount previously accrued, an amount of $164,000. The administrative review will be complete following a review of Omeros’ financial systems related to the allocation of expenditures to cost categories for use by Omeros in any future grants.

On October 2, 2013, Omeros issued a press release announcing that the New Drug Application for its ophthalmology product, OMS302, has been confirmed for filing by the U.S. Food and Drug Administration, and that its Marketing Authorization Application for OMS302 has been validated by the European Medicines Agency. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated October 3, 2013

99.2	Press release dated October 2, 2013

*  *  *  *  *

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are subject to the “safe harbor” created by those sections for such statements. These statements include, but are not limited to, Omeros’ expectations regarding the dismissal of the Lawsuit. Forward-looking statements are based on management’s beliefs and assumptions and on information available to management only as of the date of this Current Report on Form 8-K. Omeros’ actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, without limitation, the risks, uncertainties and other factors described under the heading “Risk Factors” in Omeros’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 9, 2013. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements, and Omeros assumes no obligation to update these forward-looking statements publicly, even if new information becomes available in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEROS CORPORATION

By:	/s/ Gregory A. Demopulos, M.D.
Gregory A. Demopulos, M.D.

President, Chief Executive Officer, and Chairman of the Board of Directors

Date: October 3, 2013

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated October 3, 2013

99.2	Press release dated October 2, 2013